UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2012

DILMAX CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-175525	99-0365611
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

2360 Corporate Circle Suite 400
Henderson, Nevada 89074
(Address of principal executive offices, including zip code)

(855) 426-2647
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant

     On October 1, 2012, Konanstin Kupert, the Registrant’s principal shareholder, President, Chief Executive Officer, Chief Financial Officer and Director, consummated the sale of Mr. Kupert’s 2,700,000 shares (the “Shares”) of the Registrant’s Common Stock to Genie O’Malley. The acquisition of the Shares, which represent 78.6% of the Registrant’s shares of outstanding Common Stock, resulted in a change of the Registrant. The purchase price of the Shares was $350,000.

Security ownership of Certain Beneficial Owners and Management

     Following the change in control, the following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of October 1, 2012 by (1) all persons who are beneficial owners of 5% or more of our voting securities, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Except as otherwise indicated, all Shares are owned directly and the percentage shown is based on 3,435,000 shares of Common Stock issued and outstanding.

		Amount of beneficial
Title of class	Name and address of beneficial owner	ownership	Percent of class

Common	Genie O’Malley	2,700,000	78.5%

	All Officers and Directors as a Group (one person)	2,700,000	78.6%

Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of our common stock.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers.

     Also on October 1, 2012, in connection with the sale of the Shares, Ms. O’Malley was appointed a Director of the Registrant and, upon Mr. Kupert’s resignation, was appointed to serve as the Registrant’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer.

Genie O’Malley, 42, is the founder and President of O’Malley Lifestyle, Inc., the holding company and provider of services of online, social media, marketing, education and products of the Clear Mind Experience which Ms. O’Malley founded and pioneered. Ms. O’Malley has introduced the Clear Mind Experience to over 200,000 people and has personally evaluated over 50,000 participants. Ms. O’Malley is the author of Complete Earthly Woman. She was also the founder of Movement of the Heart Foundation which provided support breathing therapy to women and children who are victims of domestic and sexual abuse.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DILMAX CORP.

Date: October 3, 2012	By:	/s/ Genie, O’Malley
Name: Genie O’Malley
Title: Chief Executive Officer